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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Littelfuse, Inc. of our reports dated February 26, 2008, with respect to the consolidated financial statements of Littelfuse, Inc. and the effectiveness of internal control over financial reporting of Littelfuse, Inc., included in the 2007 Annual Report to Stockholders of Littelfuse, Inc.

Our audit also included the financial statement schedule of Littelfuse, Inc. listed in Item 15(a). This schedule is the responsibility of Littelfuse, Inc. management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-64285 pertaining to the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc., Form S-8 No. 333-134699, pertaining to the Littelfuse Inc. Outside Directors' Stock Option Plan, Form S-8 No. 333-134700 pertaining to the Littelfuse Inc. Equity Incentive Compensation Plan, of our reports dated February 26, 2008, with respect to the consolidated financial statements of Littelfuse, Inc. and the effectiveness of internal control over financial reporting of Littelfuse, Inc., incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule in this Annual Report (Form 10-K) of Littelfuse, Inc.

                                            /s/ ERNST & YOUNG LLP

Chicago, Illinois
February 26, 2008